                                                                     EXHIBIT 5.1

                                March 21, 2000

Impresse Corporation
1309 South Mary Avenue
Sunnyvale, CA 94087


         REGISTRATION STATEMENT ON FORM S-1 (File No. 333-35923)

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 (File No. 333-95923) (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission on February 1, 2000, in connection with the registration under the Securities Act of 1933 of shares of your Common Stock (the "SHARES"). As your legal counsel in connection with this transaction, we have also examined the company's Articles of Incorporation and Bylaws and minutes relating to meetings of its Board of Directors and shareholders.

         It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and in any amendment to it.


                                           Sincerely,

                                           VENTURE LAW GROUP
                                           A Professional Corporation


                                           /s/ VENTURE LAW GROUP


JEG